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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference of our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Apartment Investment and Management Company for the registration of Debt Securities, Preferred Stock, Class A Common Stock, Warrants and Guarantees, and of AIMCO Properties, L.P. for the registration of Debt Securities and Warrants, and to the incorporation by reference therein of our reports (i) dated March 6, 1998, except for Note 25, as to which the date is March 17, 1998, with respect to the consolidated financial statements and schedule of Apartment Investment and Management Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997; and (ii) dated March 6, 1998, except for Note 25, as to which the date is March 17, 1998, with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in its Registration Statement on Form 10, all filed with the Securities and Exchange Commission.


                                            /s/  ERNST & YOUNG LLP
                                            ------------------------
                                                 ERNST & YOUNG LLP

Dallas, Texas
August 11, 1998